Exhibit (e)(9)

                  AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

            AMENDMENT made as of November 2, 2006 to the Distribution Services Agreement (the "Agreement") made as of January 2, 1996, as amended June 4, 1996 and December 16, 2004, between ALLIANCEBERNSTEIN GLOBAL STRATEGIC INCOME TRUST, INC. (formerly Alliance Global Strategic Income Trust, Inc.), a Maryland corporation (the "Fund"), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly AllianceBernstein Investment Research and Management, Inc. and Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                                   WITNESSETH

             WHEREAS, the Fund and the Underwriter are parties to the Agreement;

             WHEREAS, the Fund and the Underwriter wish to amend the Agreement in the manner set forth herein;

             NOW, THEREFORE, the parties agree to amend the Agreement as follows:

             1. Section 12(a) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

                     SECTION 12. Term of Agreement.

                     (a) This Agreement shall become effective on the date hereof and shall continue in effect until December 31, 1996, and continue in effect thereafter with respect to each class; provided, however, that such continuance is specifically approved at least annually by the Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that class, and, in either case, by a majority of the Directors of the Fund who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as directors of the Fund) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto; provided further, however, that if the continuation of this Agreement is not approved as to a class or a Portfolio, the Underwriter may continue to render to such class or Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated (i) by the Fund with respect to any class or Portfolio at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such class or Portfolio, or by a vote of a majority of the Directors of the Fund who are not interested persons, as defined in the Investment Company Act, of the Fund (other than as directors of the Fund) and have no direct and indirect financial interest in the operation of the Plan or any agreement related thereto, in any such event on sixty days' written notice to the Underwriter; provided, however, that no such notice shall be required if such termination is stated by the Fund to relate only to Sections 5 and 16 hereof (in which event Sections 5 and 16 shall be deemed to have been severed herefrom and all other provisions of this Agreement shall continue in full force and effect), or (ii) by the Underwriter with respect to any Portfolio on sixty days' written notice to the Fund.

             2. No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.

             IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.

                                            ALLIANCEBERNSTEIN GLOBAL STRATEGIC
                                            INCOME TRUST, INC.


                                            By:    /s/ Emilie D. Wrapp
                                                   -----------------------
                                            Name:  Emilie D. Wrapp
                                            Title: Secretary


                                            ALLIANCEBERNSTEIN INVESTMENTS, INC.


                                            By:    /s/ Andrew L. Gangolf
                                                   ---------------------------
                                            Name:  Andrew L. Gangolf
                                            Title: Senior Vice President and
                                                   Assistant General Counsel

Accepted as of the date written above:


ALLIANCEBERNSTEIN L.P.


By:    /s/ Adam Spilka
       ----------------------------
Name:  Adam Spilka
Title: Secretary